Exhibit 99.2

Summary of Unaudited Pro Forma Financial Information
On August 9, 2021, Cornerstone Building Brands, Inc. (the “Company”) closed the sale of its Insulated Metal Panels (“IMP”) business to Nucor Insulated Panel Group, Inc. and Vulcraft Canada, Inc. (collectively, the “Purchasers”) in a cash transaction for $1 billion, subject to customary adjustments. The sale included products sold under the Metl-Span and CENTRIA brands. The results of the IMP business were previously reported in the Commercial segment.
The unaudited pro forma consolidated statements of operations for the year ended December 31, 2020 and the six months ended July 3, 2021 give effect to the sale as if it had occurred on January 1, 2020. The unaudited pro forma consolidated balance sheet as of July 3, 2021 assumes the sale occurred on July 3, 2021.
The unaudited pro forma consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are presented based upon information currently available and certain assumptions the Company believes are reasonable. The unaudited pro forma consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited condensed consolidated pro forma financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the pro forma consolidated financial statements to allocate to the IMP business any indirect corporate overhead or costs, such as administrative corporate functions. As a result, such costs are not reflected in the pro forma adjustments. The pro forma adjustments are described in the notes to the unaudited consolidated pro forma financial statements.
The unaudited condensed consolidated pro forma financial statements have been prepared for informational purposes and should be read together with the historical consolidated financial statements and related notes of Cornerstone Building Brands, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2021.

CORNERSTONE BUILDING BRANDS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 3, 2021
	Cornerstone Building Brands	Pro Forma Adjustments		Cornerstone Building Brands Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$88,978	$1,000,000	(a)	$1,088,978
Restricted cash	6,224	—		6,224
Accounts receivable, net	613,193	—		613,193
Inventories, net	549,736	—		549,736
Income taxes receivable	46,358	—		46,358
Investments in debt and equity securities, at market	2,695	—		2,695
Prepaid expenses and other	88,942	—		88,942
Assets held for sale	390,025	(357,330)	(b)	32,695
Total current assets	1,786,151	642,670		2,428,821
Property, plant and equipment, net	568,901	—		568,901
Lease right-of-use assets	272,366	—		272,366
Goodwill	1,107,758	—		1,107,758
Intangible assets, net	1,488,426	—		1,488,426
Deferred income taxes	2,178	—		2,178
Other assets, net	28,283	—		28,283
Total assets	$5,254,063	$642,670		$5,896,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,000	$—		$26,000
Accounts payable	266,067	—		266,067
Accrued compensation and benefits	75,966	—		75,966
Accrued interest	21,406	—		21,406
Accrued income taxes	6,560	211,629	(d)	218,189
Current portion of lease liabilities	68,198	—		68,198
Other accrued expenses	280,236	14,084	(c)	294,320
Liabilities held for sale	75,927	(65,756)	(b)	10,171
Total current liabilities	820,360	159,957		980,317
Long-term debt	3,180,759	—		3,180,759
Deferred income taxes	233,602	—		233,602
Long-term lease liabilities	205,530	—		205,530
Other long-term liabilities	334,565	—		334,565
Total long-term liabilities	3,954,456	—		3,954,456

Stockholders’ equity:
Common stock	1,261	—		1,261
Additional paid-in capital	1,265,887	—		1,265,887
Accumulated deficit	(757,413)	482,713	(d)	(274,700)
Accumulated other comprehensive loss, net	(30,064)	—		(30,064)
Treasury stock, at cost	(424)	—		(424)
Total stockholders’ equity	479,247	482,713		961,960
Total liabilities and stockholders’ equity	$5,254,063	$642,670		$5,896,733

CORNERSTONE BUILDING BRANDS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended July 3, 2021
	Cornerstone Building Brands	Pro Forma Adjustments		Cornerstone Building Brands Pro Forma
Net sales	$2,667,153	$(155,287)	(e)	$2,511,866
Cost of sales	2,095,696	(127,483)	(e)	1,968,213
Gross profit	571,457	(27,804)		543,653
Selling, general and administrative expenses	316,686	(20,310)	(e)	296,376
Intangible asset amortization	93,011	(3,220)	(e)	89,791
Restructuring and impairment charges, net	6,490	(193)	(e)	6,297
Strategic development and acquisition related costs	3,252	13,316	(c),(e)	16,568
Income from operations	152,018	(17,397)		134,621
Interest income	140	(48)	(e)	92
Interest expense	(103,957)	—		(103,957)
Foreign exchange gain (loss)	203	(427)	(e)	(224)
Loss on extinguishment of debt	(42,234)	—		(42,234)
Other income (expense), net	830	(241)	(e)	589
Income before taxes	7,000	(18,113)		(11,113)
Benefit for income taxes	(272)	(4,642)	(f)	(4,914)
Net income (loss)	7,272	(13,471)		(6,199)
Net income allocated to participating securities	(93)	—		—
Net income (loss) applicable to common shares	$7,179	$(13,471)		$(6,199)
Income (loss) per common share:
Basic	$0.06			$(0.05)
Diluted	$0.06			$(0.05)
Weighted average number of common shares outstanding:
Basic	125,683			125,683
Diluted	126,469			126,469

CORNERSTONE BUILDING BRANDS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2020
	Cornerstone Building Brands	Pro Forma Adjustments		Cornerstone Building Brands Pro Forma
Net sales	$4,617,369	$(309,844)	(e)	$4,307,525
Cost of sales	3,567,049	(211,678)	(e)	3,355,371
Gross profit	1,050,320	(98,166)		952,154
Selling, general and administrative expenses	579,200	(39,047)	(e)	540,153
Intangible asset amortization	180,994	(8,661)	(e)	172,333
Restructuring and impairment charges, net	34,120	(2,069)	(e)	32,051
Strategic development and acquisition related costs	19,341	416	(e)	19,757
Goodwill impairment	503,171	—		503,171
Income (loss) from operations	(266,506)	(48,805)		(315,311)
Interest income	1,364	(98)	(e)	1,266
Interest expense	(213,610)	(3)	(e)	(213,613)
Foreign exchange gain (loss)	1,068	(337)	(e)	731
Other income (expense), net	469	(594)	(e)	(125)
Income (loss) before income taxes	(477,215)	(49,837)		(527,052)
Provision (benefit) for income taxes	5,563	(12,725)	(f)	(7,162)
Net income (loss)	(482,778)	(37,112)		(519,890)
Net income allocated to participating securities	—	—		—
Net income (loss) applicable to common shares	$(482,778)	$(37,112)		$(519,890)
Income (loss) per common share:
Basic	$(3.84)			$(4.14)
Diluted	$(3.84)			$(4.14)
Weighted average number of common shares outstanding:
Basic	125,562			125,562
Diluted	125,562			125,562
Notes to pro forma consolidated financial statements
(a)Reflects proceeds received upon closing of the IMP Sale.
(b)Reflects the disposition of the assets and liabilities of the IMP business (see the Assets and Liabilities Held for Sale schedule below).
(c)Reflects the fee payable for the advisory services that was contingent upon the close of the IMP Sale.
(d)Reflects the preliminary gain on the IMP Sale of approximately $708.4 million ($496.8 million, net of tax) less the advisory fee of approximately $14.1 million described in (c) above.

July 3, 2021
(in thousands)
Proceeds from sale of the IMP business	$1,000,000
Net assets (see Assets and Liabilities Held for Sale schedule below)	(291,574)
Preliminary gain on sale	708,426
Accrued income taxes	(211,629)
Preliminary gain on sale, net of tax	496,797
Advisory fee	(14,084)
Amount recorded in accumulated deficit	$482,713
(e)Reflects the elimination of revenues and expenses directly attributable to the IMP Sale.
(f)Reflects the estimated income tax effect of the pro forma adjustments using an annual effective tax rate of approximately 25.6% and 25.5% for the six months ended July 3, 2021 and fiscal year ended December 31, 2020, respectively.

Assets and Liabilities Held for Sale
July 3, 2021
(in thousands)
Carrying amounts of major classes of assets held for sale:
Accounts receivable, net	$56,166
Inventories, net	52,995
Prepaid expenses and other	5,561
Total current assets	114,722
Property, plant and equipment, net	49,423
Lease right-of-use assets	9,841
Goodwill	121,464
Intangible assets, net	60,623
Other assets	1,257
Total assets held for sale	$357,330

Carrying amounts of major classes of liabilities held for sale:
Accounts payable	$15,955
Accrued compensation and benefits	6,138
Short-term lease liabilities	2,685
Other accrued expenses	16,416
Total current liabilities	41,194

Deferred income taxes	13,606
Long-term lease liabilities	8,490
Other long-term liabilities	2,466
Total non-current liabilities	24,562
Total liabilities held for sale	$65,756

Net assets	$291,574